Exhibit 99.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Wayland J. Russell, the Chairman and Chief Executive Officer of Rainbow Rentals, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Company (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayland J. Russell Wayland J. Russell, Rainbow Rentals, Inc. Chairman and Chief Executive Officer

May 14, 2003

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